UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2013

DIGNYTE, INC.

(Exact name of registrant as specified in its charter)

Nevada	26-1607874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 W Knox Rd., Suite 202, Tempe AZ	85284
(Address of principal executive offices)	(Zip Code)

(480) 588-3333

(Registrant’s telephone number, including area code)

Copies of Communications to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

(561) 514-0936

Fax (561) 514-0832

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 18, 2012, Dignyte, Inc. (the “Company”) filed a prospectus dated September 18, 2012 as part of its Registration Statement on Form S-1 which registered a total of 11,000,000 shares of its common stock at $0.10 per share, 10,000,000 of which were offered by selling shareholders, and 1,000,000 of which were offered by the Company (the “Offering”). The Company’s Registration Statement was declared effective on September 14, 2012. The Company is seeking to raise a minimum of $5,000 and a maximum of $100,000 in the Offering. Under the terms of the prospectus, the Company’s offering of its shares of common stock will expire on September 9, 2013, unless extended by its Board of Directors.

On September 6, 2013, the Company’s Board of Directors elected to continue the Offering until December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGNTYE, INC.

Date: September 13, 2013	By:	/S/ Andreas A. McRobbie-Johnson
Andreas A. McRobbie-Johnson, Chief Executive Officer